UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 13, 2015

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Suburban Propane Partners, L.P. (the “Partnership”) held its regular Tri-Annual Meeting (the “Meeting”) of its limited partners (“Unitholders”).

At the Meeting, the Unitholders re-elected to the Board of Supervisors, for a three-year term, all seven nominees proposed by the Board:

Nominee	For	Withheld

Harold R. Logan, Jr.	30,562,489	566,395
John Hoyt Stookey	30,490,345	638,539
John D. Collins	30,575,195	553,689
Jane Swift	30,476,855	652,029
Lawrence C. Caldwell	30,605,817	523,067
Matthew J. Chanin	30,597,274	531,610
Michael A. Stivala	30,616,561	512,323

At the Meeting, the Unitholders also approved the following proposals:

The ratification of the appointment of PricewaterhouseCoopers LLP as the Partnership’s independent registered public accounting firm for the Partnership’s 2015 fiscal year:

For	Against	Abstain	Broker Non-Votes
53,590,920	486,893	355,019	-0-

The approval of an amendment to the Partnership’s 2009 Restricted Unit Plan increasing by an additional 1,200,000 common units the number of common units of the Partnership authorized for awards under that Plan:

For	Against	Abstain	Broker Non-Votes
28,543,681	2,046,902	538,301	23,303,948

The approval of an advisory resolution approving executive compensation (commonly referred to as “Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
28,802,659	1,712,622	613,603	23,303,948

Because the Partnership’s partnership agreement provides for Tri-Annual Meetings of the Unitholders (once every 3 years), no proposal regarding the frequency of Say-on-Pay resolutions was presented to the Unitholders at the Meeting. The Partnership will, for so long as required by applicable law, include a Say-on-Pay proposal at each Tri-Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of Suburban Propane Partners, L.P. dated May 14, 2015 setting forth results of voting at Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ PAUL ABEL

Name: Paul Abel
Title: Senior Vice President, Secretary and General Counsel
Date: May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Suburban Propane Partners, L.P. dated May 14, 2015 setting forth results of voting at Meeting.

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